Exhibit 99.1

AND TRUST FINANCIAL CORP.

News Release

For Immediate Release

Contact:

C. Harril Whitehurst, Jr.

Executive Vice President and CFO

804-897-3900

hwhitehurst@villagebank.com

VILLAGE BANK AND TRUST FINANCIAL CORP.

ANNOUNCES THE SALE OF ITS FORMER HEADQUARTERS BUILDING AT THE
WATKINS CENTRE AND TERMINATION OF MEMORANDUM OF UNDERSTANDING WITH ITS REGULATORS

Midlothian, Virginia, June 16, 2016. Village Bank and Trust Financial Corp. (the “Company”) (NASDAQ symbol: VBFC), parent company of Village Bank (the “Bank”), today announced the sale of its former headquarters building at Watkins Centre to Uphoff Ventures, a family-owned business based in Chesterfield, Virginia. The purchase price was $12.25 million. CBRE|Richmond brokered the deal and will serve as leasing agent for the building.

“Steve and Linda Uphoff share our commitment to quality and to making the community stronger, so I am really pleased that they will be the new owners of Watkins Centre,” commented Bill Foster. “This sale is another important step in our journey as a company. In late 2014, we relocated our headquarters-based staff to buildings we owned in the heart of Midlothian village, in large part because it made more sense to invest our dollars in service enhancements, our people and marketing than in office space. Our 100+ team members who work in the new headquarters location are now doing their shopping and dining and taking care of their personal service needs with local businesses in the village. The move was a win-win-win for shareholders, employees and the local community.”

“We are pleased that Uphoff Ventures will now own the Village Bank building,” said Trib Sutton, Senior Vice President and Director of Brokerage Services at CBRE|Richmond. “Village Bank helped to create one of the most prestigious buildings for premier offices users in suburban Richmond and we know Uphoff Ventures will continue to maintain the high-quality finishes, state of the art systems and exceptional accessibility.”

The net proceeds from the sale of Watkins Centre, which was owned by the Bank, exceed the carrying value of the building on the books of the Bank and will result in a small gain. The Bank led the financing for the purchase of the building.

With the sale of Watkins Centre, management believes that the Company has satisfied all requirements of a Written Agreement with the Federal Reserve Bank of Richmond and anticipates a release from that agreement in the coming months. Previously, the Bank was released from its Memorandum of Understanding with the Federal Deposit Insurance Corporation and the Virginia Bureau of Financial Institutions. Once the Federal Reserve terminates the Written Agreement with the Company, neither the Company or the Bank will be under any regulatory agreements.

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has eleven branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements. For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals. Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.